Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 7, 2026, is between SIRIUS XM RADIO LLC, a Delaware limited liability company (the “Company”), and ANJALI SUD (“Executive”).

WHEREAS, the Company, with the approval of the Board of Directors of Sirius XM Holdings Inc. (the “Board”), and Executive jointly desire to enter into this Agreement to reflect the terms and conditions of Executive’s employment with the Company and Sirius XM Holdings Inc., a Delaware corporation (“Holdings”). Holdings shall be deemed a party to the Agreement for the limited purposes of Section 4(b).

In consideration of the mutual covenants and conditions set forth herein, the Company and Executive agree as follows:

1.             Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs Executive, and Executive hereby agrees to accept employment with the Company and Holdings. This Agreement shall become effective as of the date on which Executive commences employment with the Company and Holdings, which commencement of employment is expected to occur on January 1, 2027 (the “Effective Date”). If Executive does not commence employment with the Company on the Effective Date for any reason, this Agreement shall be void ab initio and the Company shall have no obligations to Executive under this Agreement.

2.             Duties and Reporting Relationship.

(a)                    Executive shall be employed as the Chief Executive Officer of the Company and Holdings. In such capacity, Executive shall have the rights, powers, authorities and duties standardly associated with such position. Executive shall also continue as a member of the Board and, during the Term (as defined below), the Board shall nominate and recommend to the stockholders of Holdings that Executive be elected to the Board whenever Executive is scheduled to stand or stands for reelection to the Board at any of Holdings’ annual stockholder meetings (or such other meeting at which Executive would be eligible to stand for reelection) during the Term. During the Term, Executive shall, on a full-time basis and consistent with the needs of the Company and Holdings, use Executive’s skills and render services to the best of Executive’s ability. Executive shall perform such activities and duties consistent with Executive’s position that the Board shall from time to time reasonably specify and direct. During the Term, Executive shall devote Executive’s full business time, attention, skill, and efforts to the performance of Executive’s duties to the Company, Holdings and their respective parent, subsidiaries and affiliates (together, the “Company Group”, and references to the Company Group in this Agreement shall be considered references to each member of the Company Group) and to the business and affairs of the Company Group. During the Term, Executive shall not perform any consulting services for, or engage in any other business enterprises with, any third parties without the express written consent of the Board, other than (i) charitable, civic and other non-business activities that do not interfere with Executive’s duties to the Company and/or Holdings; (ii) passive investments; (iii) service on other boards of directors with the express written consent of the Board, it being agreed that the Board hereby approves of, and consents to, Executive’s continued service on the boards of directors listed on Schedule 1, in each case for so long as such service does not interfere or conflict with Executive’s obligations to the Company and/or Holdings under this Agreement; and (iv) serving as an advisor to an organization approved by the Board; provided that such advisory role does not interfere or conflict with Executive’s obligations to the Company and/or Holdings under this Agreement. Executive shall be subject to all applicable policies of the Company Group as in effect from time to time.

(b)                   Executive shall generally perform Executive’s duties and conduct Executive’s business at the principal offices of the Company in New York, New York.

(c)                   Unless otherwise required by law, administrative regulation or the listing standards of the exchange on which Holdings’ shares are primarily traded, Executive shall report solely and directly to the Board.

3.             Term. Subject to earlier termination pursuant to the provisions of Section 6, Executive’s employment shall be for an initial term commencing upon the Effective Date and ending on December 31, 2029 (the “Initial Employment Term”). At the end of the Initial Employment Term and on each succeeding January 1st, the Term will be automatically extended by one (1) additional year (each, a “Renewal Term”), unless, not less than 90 days prior to the end of the Initial Employment Term or any Renewal Term, either Executive or the Company has given the other written notice of nonrenewal (a “Notice of Non-Renewal”). The Initial Employment Term and any Renewal Term(s) may be terminated earlier pursuant to the provisions of Section 6. For purposes of this Agreement, any reference to the “Term” shall mean the period during which Executive is employed by the Company under this Agreement during the Initial Employment Term and any Renewal Term(s). Notwithstanding the Term, Executive’s employment hereunder shall be “at-will,” and either party may terminate Executive’s employment at any time, subject to the provisions of this Agreement.

4.             Compensation.

(a)                   During the Initial Employment Term, Executive shall be paid an annual base salary of $2,600,000. Such annual base salary, as in effect from time to time during the Term, which shall be reviewed annually and may be subject to increase (but not decrease, except in the case of across the board reductions to senior executives of the Company or Holdings) from time to time as approved by the Board or the compensation committee (the “Compensation Committee”) of the Board (such amount, as in effect at the applicable time, the “Base Salary”). All amounts paid to Executive under this Agreement shall be in U.S. dollars. The Base Salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently.

(b)                   Company will recommend to the Board, and subject to approval of the Board, Holdings shall grant to Executive the following:

(i)             On the second business day following the Effective Date on which Holdings and Executive are not subject to blackout restrictions, a number of restricted stock units (“RSUs”) under Holdings’ 2024 Long-Term Stock Incentive Plan (the “Plan”) with a grant date fair value of $4,500,000, as determined by the Board or the Compensation Committee. Such RSUs shall vest in three equal annual installments beginning on the first anniversary of the Effective Date, subject to Executive’s continued employment through each applicable vesting date. Such RSUs shall be subject to the terms and conditions set forth in the Restricted Stock Unit Agreement attached to this Agreement as Exhibit A and subject to the terms and conditions of the Plan;

(ii)            On the second business day following the Effective Date on which Holdings and Executive are not subject to blackout restrictions (or such later date as the applicable performance targets for the Performance Period (as defined below) are established by the Board or the Compensation Committee), a number of performance-based restricted stock units (“PRSUs”) under the Plan with a target grant date fair value of $4,500,000, as determined by the Board or the Compensation Committee. The PRSUs shall have a performance period commencing January 1, 2027 and ending December 31, 2029 (the “Performance Period”). Such PRSUs shall be subject to the terms and conditions set forth in the Performance-Based Restricted Stock Unit Agreement attached to this Agreement as Exhibit B and subject to the terms and conditions of the Plan; and

(iii)            On the second business day following the Effective Date on which Holdings and Executive are not subject to blackout restrictions, a number of RSUs under the Plan with a grant date fair value of $10,000,000, as determined by the Board or the Compensation Committee (the “Sign-On RSUs”). The Sign-On RSUs shall vest as follows: (i) one-third (1/3) of the Sign-On RSUs shall vest on the grant date, (ii) one-third (1/3) of the Sign-On RSUs shall vest on the first anniversary of the Effective Date and (iii) one-third (1/3) of the Sign-On RSUs shall vest on the second anniversary of the Effective Date, in each case, subject to Executive’s continued employment through each applicable vesting date. The Sign-On RSUs shall be subject to the terms and conditions set forth in the Restricted Stock Unit Agreement attached hereto as Exhibit C and subject to the terms and conditions of the Plan.

(c)            Starting in 2028 and continuing for the remainder of the Term, Executive shall be eligible for additional equity-based compensation awards based on Executive’s and the Company’s performance; provided that (i) such grants, including the amounts, terms and conditions for such grants, are subject to approval by the Board or the Compensation Committee and (ii) with respect to the grants for each of 2028 and 2029, the grant date fair value for such awards in each such year shall be no less than $9,000,000. Any such grants shall be subject to the terms and conditions of the Plan (or successor plan) and the award agreements applicable thereto.

(d)            All compensation paid to Executive hereunder shall be subject to any payroll and withholding deductions required by applicable law, including, as and where applicable, federal, state, and city income tax withholding, federal unemployment tax and social security (FICA).

5.             Additional Compensation; Expenses and Benefits.

(a)            During the Term, the Company shall reimburse Executive for all reasonable and necessary business expenses incurred and advanced by Executive in carrying out Executive’s duties under this Agreement; provided that such expenses are incurred in accordance with the policies and procedures established by the Company. Executive shall present to the Company an itemized account of all expenses in such form as may be required by the Company from time to time.

(b)            During the Term, the Company shall provide a car and driver for Executive’s use for travel to and from her home to the Company’s offices in New York, New York, or reimburse Executive for up to $2,000 per month to cover the costs of a car and driver or other travel-related expenses (such as parking if Executive drives her own car) associated with travel to and from her home to the Company’s offices in New York, New York (in accordance with Section 5(a)).

(c)            During the Term, Executive shall be eligible to participate in any other benefit plans, programs, policies and fringe benefits, including vacation and paid time off programs, that may be made available to executive officers of the Company and/or Holdings generally, including, without limitation, disability, medical, dental and life insurance and benefits under the Company’s and/or Holdings’ 401(k) savings plan and deferred compensation plan, subject to the terms and conditions of such plans and programs.

(d)            During the Term, Executive shall be eligible to participate in any bonus plans generally offered to executive officers of the Company and/or Holdings. Executive’s annual bonus (the “Bonus”), if any, shall be determined annually by the Board or the Compensation Committee. During the Term, Executive shall have a target Bonus opportunity of 200% of Executive’s Base Salary as in effect for the applicable portion of the Term (“Target Bonus”). Bonuses shall be subject to Executive’s individual performance and satisfaction of the objectives established by the Board or the Compensation Committee, and further are subject to the exercise of discretion by the Board and review and approval by the Compensation Committee; provided, however, that the Bonus for 2027 shall be paid at no less than the Target Bonus amount, subject to the last two sentences of this Section 5(d). For any partial year of employment, the Bonus shall be prorated based on the number of days Executive was employed during such year. Any Bonus payable hereunder shall be paid at the same time as annual bonuses are paid to other senior executives of the Company, but in no event later than March 15 following the end of the calendar year to which such bonus relates. Except as otherwise provided in this Agreement, Executive must be employed by the Company through the date of payment of any Bonus to be eligible to receive such bonus.

(e)            The Company shall promptly reimburse Executive for the reasonable professional fees and expenses incurred by Executive in the negotiation and preparation of this Agreement and related agreements; provided that (i) the amount required to be reimbursed by the Company shall in no event exceed $25,000; and (ii) any reimbursement will be made no later than (x) thirty (30) days from submission of Executive’s reasonably documented request for reimbursement, or (y) March 15, 2027, whichever is earlier.

6.            Termination. The date upon which Executive’s employment with the Company is terminated in accordance with any of the provisions of this Section 6 is referred to herein as the “Termination Date.” With respect to any payment or benefits that would be considered deferred compensation subject to Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and which are payable upon or following a termination of employment, a termination of employment shall not be deemed to have occurred unless such termination also constitutes a “separation from service” within the meaning of Section 409A and the regulations thereunder (a “Separation from Service”), and notwithstanding anything contained herein to the contrary, the date on which a Separation from Service takes place shall be the Termination Date. In the event of Executive’s death, any amounts owed to Executive hereunder shall instead be paid to Executive’s designated beneficiary (or, if none, to Executive’s estate).

(a)            The Company has the right and may elect to terminate Executive’s employment under this Agreement without Cause (as defined below) at any time and without notice. Except as provided in Section 6(g)(ii), if the Company provides Executive with a Notice of Non-Renewal pursuant to Section 3, Executive’s employment and the Term of this Agreement shall terminate on the last day of the then-current Initial Employment Term or any Renewal Term, as applicable, and such termination by the Company of Executive’s employment on the last day of the Initial Employment Term or then-current Renewal Term, as applicable, shall not constitute a termination by the Company without Cause for purposes of this Agreement.

(b)            The Company has the right and may elect to terminate Executive’s employment under this Agreement with Cause at any time and without notice. For purposes of this Agreement, “Cause” means the occurrence or existence of any of the following (at any time following the date of this Agreement, including prior to the Effective Date):

(i)            (A) a material breach by Executive of the terms of this Agreement, (B) a material breach by Executive of Executive’s duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company Group or any of their respective affiliates (which, for purposes hereof, shall mean any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company Group) that has not been approved by a majority of the disinterested directors of the Board, or (C) Executive’s violation of any Code of Ethics of the Company Group, or any other written Company Group policy that is communicated to Executive in a similar manner as such policy is communicated to other employees of the Company Group, which is demonstrably and materially injurious to the Company Group or any of their respective affiliates, if any such material breach or violation described in clauses (A), (B) or (C), to the extent curable, remains uncured after fifteen (15) days have elapsed following the date on which the Company gives Executive written notice of such material breach or violation;

(ii)            Executive’s willful act of dishonesty, misappropriation, embezzlement, intentional fraud, or similar intentional misconduct by Executive involving the Company Group or any of their respective affiliates;

(iii)           Executive’s conviction or the plea of nolo contendere or the equivalent in respect of a felony;

(iv)           any damage of a material nature to any property of the Company Group or any of their respective affiliates caused by Executive’s willful misconduct or gross negligence;

(v)            Executive’s repeated nonprescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that, in the reasonable good faith opinion of the Board, renders Executive unfit to serve as an officer of the Company Group or their respective affiliates;

(vi)           Executive’s failure to comply with the Board’s reasonable and legal written instructions on a material matter within five days, where such instructions are consistent with Executive’s position, unless such instructions conflict with Executive’s duties to the Board; or

(vii)          conduct by Executive that, in the reasonable good faith written determination of the Board, manifests Executive’s lack of fitness to serve as an officer of the Company Group or their respective affiliates, including but not limited to a finding by the Board or any judicial or regulatory authority that Executive committed acts of unlawful harassment or violated any other state, federal or local law or ordinance prohibiting discrimination in employment.

(c)            Termination of Executive for Cause pursuant to Section 6(b) shall be communicated by a Notice of Termination for Cause. For purposes of this Agreement, a “Notice of Termination for Cause” shall mean delivery to Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than two-thirds of the directors on the Board (other than Executive, if Executive is then serving on the Board) present (in person or by teleconference) and voting at a meeting of the Board called and held for that purpose after fifteen days’ notice to Executive (which notice the Company shall use reasonable efforts to confirm that Executive has actually received) and a reasonable opportunity for Executive, together with Executive’s counsel, to be heard before the Board at such meeting prior to such vote, finding that in the good faith opinion of the Board, Executive was found to have committed the conduct set forth in any of clauses (i) through (vii) of Section 6(b) and specifying the particulars thereof in reasonable detail. For purposes of Section 6(b), Executive’s employment and the Term shall terminate on the date specified by the Board in the Notice of Termination for Cause and one day following delivery to Executive of a notice of a termination without Cause.

(d)            (i)  The Term of this Agreement and Executive’s employment shall terminate upon the death of Executive.

(ii)  If Executive is unable to perform the essential duties and functions of Executive’s employment because of a disability, even with a reasonable accommodation, for 180 days within any 365-day period (“Disability”), the Company shall have the right and may elect to terminate the services of Executive by a notice of disability termination that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under this Section 6(d)(ii). The Term of this Agreement and Executive’s employment shall terminate on the day such notice of disability termination is delivered to Executive.

(e)            Executive may elect to resign from Executive’s employment with the Company and Holdings at any time without Good Reason (as defined below), including by providing the Company with a Notice of Non-Renewal pursuant to Section 3. Should Executive wish to resign from Executive’s employment with the Company and Holdings during the Term for other than Good Reason and other than pursuant to Executive providing the Company with a Notice of Non-Renewal pursuant to Section 3, Executive shall give at least 14 days’ prior written notice to the Company, in which case Executive’s employment and the Term of this Agreement shall terminate on the effective date of the resignation set forth in the notice of resignation. If Executive provides the Company with a Notice of Non-Renewal pursuant to Section 3, Executive’s employment and the Term of this Agreement shall terminate on the last day of the then-current Initial Employment Term or any Renewal Term, as applicable. Notwithstanding the foregoing, upon any resignation by Executive pursuant to this Section 6(e), the Company may, at its sole discretion, instruct Executive to perform no more job responsibilities and cease Executive’s active employment immediately upon or following receipt of the applicable written notice from Executive. Further, any resignation by Executive of Executive’s employment with the Company shall be deemed a resignation of Executive’s employment with Holdings (and vice versa).

(f)             Executive may elect to resign from Executive’s employment with the Company and Holdings during the Term with Good Reason pursuant to this Section 6(f). Should Executive wish to resign from Executive’s employment with the Company and Holdings during the Term for Good Reason following the Company’s failure to cure an applicable event as contemplated below, Executive shall give at least seven days’ prior written notice to the Company. Executive’s employment and the Term of this Agreement shall terminate on the date specified in such notice given in accordance with the relevant provision; provided that the Company may, at its sole discretion, instruct Executive to cease active employment and perform no more job duties immediately upon or following receipt of such notice from Executive. Further, any resignation by Executive of Executive’s position with the Company shall be deemed a resignation of Executive’s position with Holdings (and vice versa).

For purposes of this Agreement, “Good Reason” shall mean the continuance of any of the following events (without Executive’s prior written consent) for a period of 30 days after delivery to the Company by Executive of a written notice within 90 days of Executive becoming aware of the initial occurrence of such event, during which 30-day period of continuation the Company and Holdings shall be afforded an opportunity to cure such event (and provided that Executive’s effective date of resignation for Good Reason is within 135 days of the Good Reason event):

(i)             the assignment to Executive by the Company and/or Holdings of duties not reasonably consistent with Executive’s positions, duties, responsibilities, titles or offices on the Effective Date, any reduction in Executive’s title, any material reduction in Executive’s duties or responsibilities as described in Section 2, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, (except in connection with the termination of Executive’s employment for Cause, Disability or as a result of Executive’s death or by Executive other than for Good Reason);

(ii)             Executive ceasing to report solely and directly to the Board (unless otherwise required by Section 2(c));

(iii)            any requirement that Executive report for work to a location (other than Executive’s residence) more than 50 miles from the Company’s current headquarters in New York, New York, for more than 30 days in any calendar year, excluding any requirement that results from the damage, emergency closure, or destruction of such office as a result of natural disasters, terrorism, pandemics, acts of war or acts of God or travel in the ordinary course of business;

(iv)           any material reduction in the Base Salary or Target Bonus opportunity;

(v)            failure by Holdings to grant any of the equity-based awards described in Section 4(b) or Section 4(c); or

(vi)           any material breach by the Company of this Agreement.

(g)                    (i)               If the employment of Executive is terminated during the Term by the Company for Cause, by Executive other than for Good Reason, or due to death or Disability, Executive shall, in lieu of any future payments or benefits under this Agreement, be entitled to (A) any earned but unpaid Base Salary and any business expenses incurred but not reimbursed, in each case, prior to the Termination Date, and (B) any other vested benefits under any other benefit or incentive plans or programs (including any equity plans and applicable award agreements) in accordance with the terms of such plans and programs (collectively, the “Accrued Payments and Benefits”).

         (ii)           If, during the Term, the employment of Executive is terminated by the Company without Cause pursuant to Section 6(a) or if Executive terminates Executive’s employment for Good Reason pursuant to Section 6(f), then, in addition to the Accrued Payments and Benefits, subject to Section 6(h), Executive shall have an absolute and unconditional right to receive the following, without setoff, counterclaim or other withholding, except as set forth in Section 4(d):

A.             a lump sum cash payment equal to the product of (I) 2.0 (or, if the Termination Date occurs within the twenty-four (24)-month period following a Change of Control (as defined in the Plan), 3.0) and (II) the sum of (x) Executive’s annualized Base Salary then in effect and (y) the greater of (A) Executive’s Target Bonus opportunity for the year in which the Termination Date occurs, or (B) the Bonus last paid (or due and payable) to Executive, with such lump sum amount to be paid on the 60th day following the Termination Date;

B.             (x) a pro-rated Bonus for the year in which the termination occurred, based on actual achievement of applicable performance criteria, and based on the number of days Executive was employed by the Company as a portion of the applicable calendar year, payable when annual bonuses are normally paid to other executive officers of the Company and (y) any earned, but unpaid annual bonus with respect to the year prior to the year of termination, payable when annual bonuses are normally paid to other executive officers;

C.              the continuation for up to eighteen (18) months of substantially similar medical and dental benefits at the Company’s expense to the extent such coverage is authorized by such plans and Executive elects to participate in such coverage;

D.              life insurance benefits on substantially the same terms as provided by the Company for active employees for up to one (1) year following the Termination Date; provided that (I) the Company’s cost for such life insurance shall not exceed twice the amount that the Company would have paid to provide such life insurance benefit to Executive if Executive were an active employee on the Termination Date, and (II) such life insurance coverage shall cease if Executive obtains a life insurance benefit from another employer during the remainder of such one (1)-year period;

E.              all unvested and outstanding grants of equity-based awards described in Section 4(b) and Section 4(c), which shall be deemed fully vested as of the Termination Date and distributed in accordance with the terms of the applicable equity award agreements; and

F.               reimbursement of reasonable attorneys’ fees incurred by Executive in connection with review of documentation related to the separation, which shall in no event exceed $25,000.

For the avoidance of doubt, if the Company provides Executive with a Notice of Non-Renewal pursuant to Section 3, then the Company’s termination of Executive’s employment on the last day of the Initial Employment Term or then-current Renewal Term (a “Company Non-Renewal Termination”) shall not constitute a termination by the Company without Cause or a resignation by Executive for Good Reason, and Executive shall not be entitled to receive the payments and benefits described under this Section 6(g)(ii)(A)-(E) upon any Company Non-Renewal Termination, and would only be entitled to receive the Accrued Payments and Benefits. Notwithstanding the foregoing, a Company Non-Renewal Termination at a time that no grounds for Cause exist and Executive’s employment with the Company actually terminates within thirty (30) days of the end of the Term, and subject to Section 6(h), shall constitute a termination by the Company without Cause solely for purposes of any award agreements between the Company and Executive evidencing grants of equity-based awards to Executive, and Executive will remain eligible to receive the Bonus for the final year of the Term, based on actual achievement of the applicable performance criteria for the relevant calendar year, with any such Bonus being payable when annual bonuses are normally paid to other executive officers of the Company.

(h)            The Company’s obligations under Section 6(g)(ii) (including in the case of a Company Non-Renewal Termination) shall be conditioned upon Executive or Executive’s representative timely executing, delivering and not revoking during the applicable revocation period a waiver and release of claims against the Company and Holdings, substantially in the form attached as Exhibit D (the “Release”) and continued compliance with Sections 7 and 8.

(i)             Notwithstanding any provisions of this Agreement to the contrary, if Executive is a “specified employee” (within the meaning of Section 409A and determined pursuant to policies adopted by the Company and Holdings) at the time of Executive’s Separation from Service and if any portion of the payments or benefits to be received by Executive upon Separation from Service would be considered deferred compensation under Section 409A (“Nonqualified Deferred Compensation”), amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following Executive’s Separation from Service that constitute Nonqualified Deferred Compensation and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Executive’s Separation from Service that constitute Nonqualified Deferred Compensation will instead be paid or made available on the earlier of (x) the first business day of the seventh month following the date of Executive’s Separation from Service and (y) Executive’s death.

(j)              Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all positions on the Board and from all other positions as an officer, director or fiduciary (including, without limitation, as trustee) of the Company Group and any of their respective affiliates. If Executive does not promptly tender Executive’s resignation, then the Company and Holdings will be empowered to remove Executive from such offices and positions. In connection with any termination, the Company may, at its sole discretion, instruct Executive to perform no more job responsibilities and cease active employment immediately. Any termination of employment with the Company shall be deemed a termination of employment with Holdings (and vice versa).

7.             Nondisclosure of Confidential Information; Intellectual Property.

(a)            Executive acknowledges that in the course of Executive’s employment Executive will occupy a position of trust and confidence. Executive shall not, except in connection with the performance of Executive’s functions in accordance with this Agreement or as required by applicable law, or as required in proceedings to enforce or defend Executive’s rights under this Agreement or any other written agreement between Executive and the Company Group, disclose to others or use, directly or indirectly, any Confidential Information.

(b)            “Confidential Information” shall mean information about the Company Group’s (and their respective affiliates’) business and operations that is not disclosed by the Company Group (or their respective affiliates) for financial reporting purposes and that was learned by Executive in the course of Executive’s employment by the Company Group, including, without limitation, any business plans, programming plans and/or concepts, product plans, strategy, budget information, proprietary knowledge, patents, trade secrets, data, formulae, sketches, notebooks, blueprints, information and client and customer lists and all papers and records (including but not limited to computer records) of the documents containing such Confidential Information, other than information that is publicly disclosed by the Company Group (or their respective affiliates) in writing. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company Group, and that such information gives the Company Group a competitive advantage. Executive agrees to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of Executive’s employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of the Company Group or prepared by Executive in the course of Executive’s employment by the Company Group.

(c)            Nothing in this Agreement will preclude, prohibit or restrict Executive from (i) communicating with any federal, state or local administrative or regulatory agency or authority, including but not limited to the Securities and Exchange Commission (the “SEC”); (ii) participating or cooperating in any investigation conducted by any governmental agency or authority; or (iii) filing a charge of discrimination with the United States Equal Employment Opportunity Commission or any other federal state or local administrative agency or regulatory authority. Nothing in this Agreement, or any other agreement between the parties, prohibits or is intended in any manner to prohibit, Executive from (A) reporting a possible violation of federal or other applicable law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the U.S. Congress, and any governmental agency Inspector General, or (B) making other disclosures that are protected under whistleblower provisions of federal law or regulation. This Agreement does not limit Executive’s right to receive an award (including, without limitation, a monetary reward) for information provided to the SEC. Executive does not need the prior authorization of anyone at the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Nothing in this Agreement or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. §1833(b). Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (I) (x) in confidence to federal, state or local government officials, directly or indirectly, or to an attorney, and (y) for the purpose of reporting or investigating a suspected violation of law; (II) in a complaint or other document filed in a lawsuit or other proceeding, if filed under seal; or (III) in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, if filed under seal and does not disclose the trade secret, except pursuant to a court order. The provisions of this Section 7(c) are intended to comply with all applicable laws. If any laws are adopted, amended or repealed after the execution of this Agreement, this Agreement shall be deemed to be amended to reflect the same.

(d)            All work product, inventions, discoveries, developments, improvements, trade secrets and other intellectual property created, conceived or reduced to practice by Executive during the course of Executive’s employment, whether or not during working hours, that relate to the business of the Company Group or its affiliates, shall be the sole and exclusive property of the Company. Executive hereby assigns to the Company all right, title and interest in and to any such work product and intellectual property. Executive agrees to execute such documents and take such actions as may be reasonably necessary to effectuate and confirm such assignment.

(e)            The provisions of this Section 7 shall survive indefinitely.

8.             Covenant Not to Compete; Non-Disparagement; Cooperation.

(a)            During Executive’s employment with the Company Group and during the Restricted Period (as defined below), Executive shall not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in (whether for Executive’s own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in the distribution, transmission, production or streaming of audio programming, or any activity that directly competes with the business of the Company Group, including but not limited to audio podcasting, telematics and audio advertising sales and technology (each, a “Competitive Activity”); provided that nothing in this Agreement shall prevent the purchase or ownership by Executive by way of investment of less than 5% of the shares or equity interest of any corporation or other entity. Without limiting the generality of the foregoing, Executive agrees that during the Restricted Period, Executive shall not call on or otherwise solicit business or assist others to solicit business from any of the customers of the Company Group as to any product or service that directly competes with any product or service under consideration, offered or marketed by the Company Group as of the Termination Date; provided that general solicitations that are not specifically targeted to current, former or prospective customers of the Company Group with respect to such products or services, and which products or services have not been identified by Executive using Confidential Information, shall not be deemed to be a breach of the immediately preceding sentence. Executive also agrees that during the Restricted Period Executive will not solicit or assist others to solicit the employment of or hire any employee of the Company Group without the prior written consent of the Company. For purposes of this Agreement, the “Restricted Period” shall mean the period from the Effective Date through the first anniversary of the Termination Date. For purposes of this Agreement, the term “audio” shall be defined broadly and shall include any and all forms and mediums of audio distribution now existing or hereafter developed, including terrestrial radio, streaming audio services, audio podcasting and on-demand audio services. Notwithstanding anything to the contrary in this Section 8, it shall not be a violation of this Section 8 for Executive to join a division or business line of a commercial enterprise with multiple divisions or business lines if such division or business line is not engaged in a Competitive Activity; provided that Executive performs services solely for such non-competitive division or business line.

(b)            Executive shall not make any disparaging remarks about the Company Group or any of its directors, officers, agents or employees (collectively, the “Non-disparagement Group”) or any of their respective practices or products; provided that Executive may provide truthful and accurate facts and opinions about any member of the Non-disparagement Group where required to do so by law or in proceedings to enforce or defend Executive’s rights under this Agreement or any other written agreement between Executive and a member of the Non-disparagement Group and may respond to disparaging remarks about Executive made by any member of the Non-disparagement Group. Upon Executive’s termination of employment with the Company, the Company shall instruct its directors and officers not to make any disparaging remarks about Executive; provided that this shall not prohibit providing truthful and accurate facts and opinions about Executive where required to do so by law and responding to disparaging remarks made by Executive or Executive’s agents or family members. For the avoidance of doubt, nothing in this Section 8 shall limit or restrict any rights set forth in Section 7(c).

(c)            Executive agrees to reasonably cooperate with the Company Group and its counsel in connection with any investigation, administrative proceeding, litigation or other legal matter arising during or after Executive’s employment that relates to events occurring during Executive’s employment, provided that such cooperation shall be scheduled to the extent reasonably practicable so as to minimize interference with Executive’s other business, professional and personal commitments. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with such cooperation.

9.            Remedies. Executive and the Company agree that damages for breach of any of the covenants under Sections 7 and 8 will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consent that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that Executive is capable of gainful employment without breaching this Agreement. However, should any court or arbitrator decline to enforce any provision of Section 7 or 8, this Agreement shall, to the extent applicable in the circumstances before such court or arbitrator, be deemed to be modified to restrict Executive’s competition with the Company to the maximum extent of time, scope and geography which the court or arbitrator shall find enforceable, and such provisions shall be so enforced.

10.           Indemnification; Directors’ and Officers’ Liability Insurance. Notwithstanding anything herein to the contrary, the Company shall indemnify Executive, both during and after the Term, to the full extent provided in the Company’s and Holdings’ respective Certificates of Incorporation and Bylaws and the law of the State of Delaware in connection with Executive’s activities as an officer of the Company and Holdings, which shall survive the termination of Executive’s employment with the Company or Holdings or the Term of this Agreement for any reason. The indemnification rights provided in this Section 10 shall be in addition to, and not exclusive of, any other rights to indemnification to which Executive may be entitled under any other agreement, policy, or applicable law. In addition, Executive shall be covered by the Company’s and Holdings’ directors’ and officers’ liability insurance policies in connection with Executive’s activities during the Term as an officer or director of the Company and Holdings on a basis consistent with other directors and officers of the Company and Holdings. The provisions of this Section 10 shall survive the termination of this Agreement and Executive’s employment with the Company and Holdings.

11.           Change of Control Provisions.

(a)            Notwithstanding any other provisions in this Agreement, in the event that any payment or benefit received or to be received by Executive (including but not limited to any payment or benefit received in connection with a change of control of the Company or Holdings or the termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement) (all such payments and benefits, together, the “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code, or any successor provision thereto (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, program, arrangement or agreement, the Company will reduce the Total Payments to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (but in no event to less than zero); provided that the Total Payments will only be reduced if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state, municipal, and local income and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state, municipal, and local income and employment taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b)            In the case of a reduction in the Total Payments, the Total Payments will be reduced in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata. Any reductions made pursuant to each of clauses (i)-(v) above will be made in the following manner: first, a pro-rata reduction of cash payment and payments and benefits due in respect of any equity not subject to Section 409A, and second, a pro-rata reduction of cash payments and payments and benefits due in respect of any equity subject to Section 409A as deferred compensation.

(c)            For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax: (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code will be taken into account; (ii) no portion of the Total Payments will be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the change of control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including, without limitation, by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code (including, without limitation, any portion of such Total Payments equal to the value of the covenant included in Section 8, as determined by the Auditor or such other accounting, consulting or valuation firm selected by the Company prior to the change of control and reasonably acceptable to Executive), in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(d)            At the time that payments are made under this Agreement, the Company will provide Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including but not limited to any opinions or other advice the Company or Holdings received from Tax Counsel, the Auditor, or other advisors or consultants (and any such opinions or advice which are in writing will be attached to the statement). If Executive objects to the Company’s calculations, the Company will pay to Executive such portion of the Total Payments (up to 100% thereof) as Executive determines is necessary to result in the proper application of this Section 11. All determinations required by this Section 11 (or requested by either Executive or the Company in connection with this Section 11) will be at the expense of the Company. The fact that Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 11 will not of itself limit or otherwise affect any other rights of Executive under this Agreement.

(e)            If Executive receives reduced payments and benefits by reason of this Section 11 and it is established pursuant to a determination of a court which is not subject to review or as to which the time to appeal has expired, or pursuant to an Internal Revenue Service proceeding, that Executive could have received a greater amount without resulting in any Excise Tax, then the Company shall thereafter pay Executive the aggregate additional amount which could have been paid without resulting in any Excise Tax as soon as reasonably practicable.

12.           Modification; Waiver. Any waiver, alteration, amendment or modification of any provision of this Agreement shall not be valid unless in writing and signed by both Executive and the Company. The failure of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right to enforce it at a later time. No waiver shall be effective unless made in writing.

13.           Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

14.           Assignment. Executive may not assign any of Executive’s rights or delegate any of Executive’s duties hereunder without the prior written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder, except to a successor to substantially all of the business and/or assets of the Company or Holdings.

15.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of Executive and the Company.

16.           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) when delivered personally, (b) on the date of transmission, if delivered by confirmed electronic mail, (c) one business day after deposit with a nationally recognized overnight courier (with next business day delivery specified), or (d) five days after mailing by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company:

Sirius XM Radio LLC
1221 Avenue of the Americas, 35th Floor
New York, New York 10020
Attention: Chief Legal Officer

with copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Gillian Emmett Moldowan

If to Executive:

At the address on file with the Company

with copy to (which shall not constitute notice):
Hodgson Russ LLP
605 Third Avenue, 23rd Floor
New York, NY 10158
Attention: Peter Godfrey

Either party may change its notice address by providing written notice to the other party in accordance with this Section 16.

17.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

18.           Non-Mitigation. Executive shall not be required to mitigate damages or seek other employment in order to receive compensation or benefits under Section 6; nor shall the amount of any benefit or payment provided for under Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer.

19.           Arbitration.

(a)            Executive and the Company agree that if a dispute arises concerning or relating to Executive’s employment with the Company and/or Holdings, or the termination of Executive’s employment, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association regarding resolution of employment disputes in effect at the time such dispute arises. The arbitration shall take place in New York, New York, before a single experienced arbitrator licensed to practice law in New York and selected in accordance with the American Arbitration Association rules and procedures. Except as provided below, Executive and the Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from Executive’s employment with the Company and/or Holdings or Executive’s termination, including but not limited to disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. The parties expressly waive the right to a jury trial, and agree that the arbitrator’s award shall be final and binding on both parties, and shall not be appealable. The arbitrator shall have the discretion to award monetary and other damages, and any other relief that the arbitrator deems appropriate and is allowed by law. The arbitrator shall also have the discretion to award the prevailing party reasonable costs and attorneys’ fees incurred in bringing or defending an action, and shall award such costs and fees to Executive in the event Executive prevails on the merits of any action brought hereunder.

(b)            The Company shall pay the cost of any arbitration proceedings under this Agreement if Executive prevails in such arbitration on at least one substantive issue.

(c)            The Company and Executive agree that the sole dispute that is excepted from Section 19(a) is an action seeking injunctive relief from a court of competent jurisdiction regarding enforcement and application of Sections 7, 8 or 9, which action may be brought in addition to, or in place of, an arbitration proceeding in accordance with Section 19(a).

20.           Compliance with Section 409A.

(a)            To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A (it being understood that certain compensation arrangements under this Agreement are intended not to be subject to Section 409A). This Agreement shall be construed, to the maximum extent permitted, in a manner to give effect to such intention. Notwithstanding anything in this Agreement to the contrary, distributions upon termination of Executive’s employment that constitute Nonqualified Deferred Compensation may only be made upon a Separation from Service. Neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold Executive harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto. Executive acknowledges that Executive has been advised to obtain independent legal, tax or other counsel in connection with Section 409A.

(b)            With respect to any amount of expenses eligible for reimbursement under this Agreement, such expenses will be reimbursed by the Company within 30 days following the date on which the Company receives the applicable invoice from Executive in accordance with the Company’s expense reimbursement policies, but in no event later than the last day of Executive’s taxable year following the taxable year in which Executive incurs the related expenses. In no event will the reimbursements or in-kind benefits to be provided by the Company in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor will Executive’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit. Each payment provided under this Agreement shall be regarded as a “separate payment” and not one of a series of payments for purposes of Section 409A.

21.           Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

22.           Headings. Section headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise provided, all references to sections in this Agreement shall be deemed to be references to sections of this Agreement.

23.           Survivorship. Upon the expiration or other termination of the Term of this Agreement or Executive’s employment with the Company, the respective rights and obligations of the parties hereto shall survive to the extent necessary to carry out the intentions of the parties under this Agreement.

24.           Clawback Provisions. Notwithstanding any other provision of this Agreement to the contrary, any incentive compensation received by Executive (including any cash compensation, restricted stock, restricted stock units, stock options or equity-based compensation granted and/or shares issued with respect thereto, and/or any amount received with respect to any sale of any such shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). Executive agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy, or any similar policy established by the Company that may apply to Executive, and (b) any provision of applicable law, rule, or regulation of a securities exchange relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to Executive) or applicable law, rule, or regulation of a securities exchange without further consent or action being required by Executive. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

25.           Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter, but excluding any equity award agreements between Executive and the Company and/or Holdings. Nothing herein is intended to supersede or waive obligations of Executive to comply with any assignment of invention provisions applicable to Executive under the Code of Ethics or any assignment of invention agreement(s) between the Company and/or Holdings and Executive.

26.           Executive’s Representation. Executive hereby represents and warrants to the Company that: (a) the execution, delivery, and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound and Executive is not now under any contractual or other obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit, or impair Executive’s performance of Executive’s obligations under this Agreement; (b) Executive is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other person or entity that would conflict with Executive’s obligations hereunder; and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive agrees to indemnify, defend, and hold harmless the Company and its officers, directors, employees, agents, subsidiaries and affiliates from and against any and all claims, actions, suits, proceedings, losses, liabilities, damages, costs, and expenses (including, without limitation, attorneys’ fees and costs) arising out of or relating to any breach or alleged breach of any employment agreement, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other agreement or obligation with any of Executive’s prior employers or any of their parents, owners, subsidiaries, or affiliates.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

SIRIUS XM RADIO LLC		EXECUTIVE

By:	/s/ Faye Tylee	/s/ Anjali Sud
Name:	Faye Tylee	Name: Anjali Sud
Title:	Executive Vice President, Chief People and Administrative Officer

Solely for the purposes of Section 4(b):

SIRIUS XM HOLDINGS INC.

By:	/s/ Faye Tylee
Name:	Faye Tylee
Title:	Executive Vice President, Chief People and Administrative Officer

[Signature Page to Employment Agreement]

Schedule 1

[Outside Board Roles]

Exhibit A

RSU Award Agreement

(See Attached)

SIRIUS XM HOLDINGS INC.

2024 LONG-TERM STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated [DATE] (the “Grant Date”), is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and ANJALI SUD (the “Executive”).

1.            Grant of RSUs. Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan (the “Plan”), and the Employment Agreement, dated as of November 7, 2026 between Sirius XM Radio LLC and the Executive (the “Employment Agreement”), the Company hereby grants [      ] restricted stock units (“RSUs”) to the Executive. Each RSU represents the unfunded, unsecured right of the Executive to receive one share of common stock, par value $0.001 per share, of the Company (each, a “Share”) on the dates specified in this Agreement.

2.            Dividends. If on any date while RSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted hereunder to the Executive shall, as of the record date for such dividend payment, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Executive as of such record date hereunder, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq Global Select Market during the twenty (20)-trading day period preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Executive hereunder shall be increased by a number equal to the product of (1) the aggregate number of RSUs then held by the Executive hereunder on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of RSUs shall be adjusted as set forth in Section 4(b) of the Plan.

3.            Issuance of Shares subject to RSUs. (a) Subject to earlier issuance pursuant to the terms of this Agreement or the Plan, (i) on the first (1st) anniversary of the Effective Date (as defined in the Employment Agreement) (or if such date is not a business day, then on the next succeeding business day), the Company shall issue, or cause there to be transferred, to the Executive [      ] Shares representing an equal number of RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2, if applicable), (ii) on the second (2nd) anniversary of the Effective Date (or if such date is not a business day, then on the next succeeding business day), the Company shall issue, or cause there to be transferred, to the Executive [_____] Shares, representing an equal number of RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2, if applicable), and (iii) on the third anniversary of the Effective Date (or if such date is not a business day, then on the next succeeding business day), the Company shall issue, or cause there to be transferred, to the Executive [_______] Shares, representing an equal number of RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2, if applicable), in each case, if the Executive continues to be employed full-time by Sirius XM Radio LLC or any of its subsidiaries or affiliates (collectively “Sirius XM”) on each of these dates, other than as specifically stated herein.

(b)            If the Executive’s employment with Sirius XM terminates for any reason, the RSUs shall immediately terminate without consideration; provided that if the Executive’s employment with Sirius XM is terminated (x) by Sirius XM without “Cause” (as defined in the Employment Agreement), including a Company Non-Renewal Termination (as defined in the Employment Agreement) treated as a termination without Cause under Section 6(g)(ii) of the Employment Agreement, (y) by the Executive for “Good Reason” (as defined in the Employment Agreement), or (z) on account of Executive’s death or Disability (as defined in the Employment Agreement), the RSUs, to the extent not previously settled, cancelled or forfeited, shall immediately become vested and the Company shall issue, or cause there to be transferred, to the Executive the amount of Shares equal to the number of RSUs granted to the Executive under this Agreement (to the extent not previously transferred, cancelled or forfeited), as adjusted pursuant to Section 2, if applicable. Any issuance of Shares pursuant to this Section 3(b) will occur on the 60th day following the Executive’s termination of employment, but in no event later than March 15th of the year following the year of such termination. In order for the Executive to receive any accelerated vesting pursuant to this Section 3(b), the Executive must execute a release in accordance with Section 6(h) of the Employment Agreement (except that the Board may waive such requirement in the case of the Executive’s death).

4.            Non-transferable. The RSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of RSUs or of any right or privilege conferred hereby shall be null and void. In the event of the Executive’s death, any amounts owed to the Executive hereunder shall instead be paid to the Executive’s designated beneficiary (or, if none, to the Executive’s estate).

5.            Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of delivery of the Shares pursuant to this Agreement, collect from the Executive the amount of any such tax to the extent not previously withheld in any manner permitted by the Plan and the Company will satisfy any applicable withholding taxes by a net settlement procedure whereby the Company will withhold from issuance to the Executive a number of Shares otherwise deliverable to the Executive in settlement of any RSUs having a Fair Market Value equal to the amount of tax required to be withheld unless the Executive timely remits payment to the Company to satisfy any applicable withholding taxes.

6.            No Rights of a Stockholder. The Executive shall not have any rights as a stockholder of the Company with respect to any Shares until the Shares have been issued. Once an RSU vests and a Share is issued to the Executive pursuant to Section 3, such RSU is no longer considered an RSU for purposes of this Agreement.

7.            Rights of the Executive. Neither this Agreement nor the RSUs shall confer upon the Executive any right to, or guarantee of, continued employment with Sirius XM or in any way limit the right of Sirius XM to terminate the Executive’s employment at any time, subject to the terms of the Employment Agreement.

A-2

8.            Professional Advice. The acceptance of the RSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Executive. Accordingly, the Executive acknowledges that the Executive has been advised to consult the Executive’s personal legal and tax advisors in connection with this Agreement and the RSUs.

9.            Agreement Subject to the Plan. This Agreement and the RSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the same meanings as in the Plan. The Executive acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Executive agrees to review it and comply with its terms. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Executive with respect to the RSUs. In the event of any conflict between this Agreement and the Plan, the Plan shall govern and prevail.

10.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. Any disputes arising from or relating to this Agreement shall be subject to arbitration pursuant to Section 19 of the Employment Agreement.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius XM Holdings Inc.

1221 Avenue of the Americas
35th Floor
New York, New York 10020
Attention: Chief Legal Officer
Telecopier: (212) 584-5353

Executive:	Address on file at the office of Sirius XM

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

12.            Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

13.            Amendment. The rights of the Executive hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Executive’s consent.

A-3

14.            Section 409A. This Agreement and the RSUs granted hereunder are intended to be exempt from Section 409A of the Code and the rules and regulations thereunder such as to avoid any additional taxation under Section 409A of the Code. Any ambiguity herein shall be interpreted in accordance with the foregoing.

15.            Clawback Provisions. Notwithstanding any other provision of this Agreement to the contrary, any incentive compensation received by the Executive (including any cash compensation, restricted stock, restricted stock units, stock options or equity-based compensation granted and/or shares issued with respect thereto, and/or any amount received with respect to any sale of any such shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Executive agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy, or any similar policy established by the Company that may apply to the Executive, and (b) any provision of applicable law, rule, or a securities exchange regulation relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Executive) or applicable law, rule, or securities exchange regulation without further consent or action being required by the Executive. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM HOLDINGS INC.

By:
ANJALI SUD

[Signature Page to Award Agreement]

Exhibit B

PRSU Award Agreement

(See Attached)

SIRIUS XM HOLDINGS INC.
2024 LONG-TERM STOCK INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

This PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated [DATE] (the “Grant Date”), is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and ANJALI SUD (the “Executive”).

1.            Grant of PRSUs. Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan (the “Plan”), and the Employment Agreement dated as of November 7, 2026 between Sirius XM Radio LLC and the Executive (the “Employment Agreement”), the Company hereby grants [_________] performance-based restricted stock units (“Target PRSUs”) to the Executive. Each PRSU represents the unfunded, unsecured right of the Executive to receive one share of common stock, par value $0.001 per share, of the Company (each, a “Share”) on the date specified in this Agreement.

2.            Dividends. If on any date while Target PRSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of Target PRSUs granted hereunder to the Executive shall, as of the record date for such dividend payment, be increased by a number of Target PRSUs equal to: (a) the product of (x) the number of Target PRSUs held by the Executive as of such record date hereunder, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq Global Select Market during the twenty (20)-trading day period preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of Target PRSUs granted to the Executive hereunder shall be increased by a number equal to the product of (1) the aggregate number of Target PRSUs then held by the Executive hereunder on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of Target PRSUs shall be adjusted as set forth in Section 4(b) of the Plan.

3.            Issuance of Shares Subject to PRSUs.

(a)            Performance Metric. All, or a portion, of the Target PRSUs shall be eligible to vest based on the Company’s “target” level of achievement of [PERFORMANCE METRIC 1] as set forth in the budget (the “Performance Metric Target”) approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in January 2027 for the three-year period starting January 1, 2027 and ending December 31, 2029 (the “Performance Period”).

(b)            [PERFORMANCE METRIC 2] Modifier. The number of Target PRSUs that constitute Eligible PRSUs (as defined below) shall be modified as set forth herein based on the Company’s level of achievement of [PERFORMANCE METRIC 2] goals set forth on the Performance Matrix attached hereto as Annex A (the “Performance Matrix”), subject to the terms set forth therein and herein.

(c)            Calculation of Eligible PRSUs. The determination of the number of Target PRSUs that shall be eligible to vest as of the last day of the Performance Period pursuant to this Agreement shall be determined as set forth below (such Target PRSUs, the “Eligible PRSUs”):

(i)             If the Company fails to achieve at least 50% of the Performance Metric Target, then 0% of the Target PRSUs shall constitute Eligible PRSUs;

(ii)            If the Company’s achievement of the Performance Metric Target is at least 50% but less than 100% of the Performance Metric Target, then the number of Target PRSUs that become Eligible PRSUs shall be determined by straight line interpolation between the 50% and 100%;

(iii)           Upon achieving 100% of the Performance Metric Target, 100% of the Target PRSUs shall constitute Eligible PRSUs;

(iv)           If the Company’s achievement of the Performance Metric Target is greater than 100% of the Performance Metric Target, then the number of Target PRSUs that become Eligible PRSUs shall be increased and determined by straight line interpolation between 100% and the actual percentage that the Company’s achievement exceeds the Performance Metric Target, not to exceed 200% of the Target PRSUs; and

(v)            The number of Eligible PRSUs as determined in accordance with the terms of Section 3(c)(ii), (iii) or (iv) shall then be increased or decreased, in each case, based on the level of achievement of the [PERFORMANCE METRIC 2] goals as set forth in the Performance Matrix. Specifically, if (1) the Company’s Percentile (as defined in Annex A) is less than 25%, then the Eligible PRSUs as determined in accordance with the terms of Section 3(c)(ii), (iii) or (iv) shall then be decreased by 25%; (2) the Company’s Percentile is at least 25% and up to and including 75%, then the Eligible PRSUs as determined in accordance with the terms of Section 3(c)(ii), (iii) or (iv) shall not be modified; and (3) the Company’s Percentile is greater than 75%, then the Eligible PRSUs as determined in accordance with the terms of Section 3(c)(ii), (iii) or (iv) shall then be increased by 25%; provided that in no event shall the Eligible PRSUs exceed 200% of the Target PRSUs.

Any Target PRSUs that do not constitute Eligible PRSUs as of the last day of the Performance Period shall be cancelled on the Certification Date (as defined below).

(d)            Certification of Eligible PRSUs. No later than sixty (60) days following the end of the Performance Period, the Company shall submit to the Compensation Committee for its certification the level of achievement of the Performance Metric Target, as modified by the [PERFORMANCE METRIC 2] Performance Metric (such actual date of certification, the “Certification Date”), and determine the number of Target PRSUs that shall constitute Eligible PRSUs.

(e)            Issuance of Eligible PRSUs. The Eligible PRSUs shall vest subject to the Executive remaining employed full-time with Sirius XM Radio LLC or any of its subsidiaries or affiliates (collectively “Sirius XM”) through the last day of the Performance Period. Subject to the terms of this Agreement and/or the Plan, the Company shall issue to the Executive within one business day of the Certification Date, a number of Shares equal to the number of Eligible PRSUs held by the Executive as of the Certification Date.

4.             Termination of Employment.

(a)            If the Executive’s employment with Sirius XM terminates for any reason prior to the last day of the Performance Period, then all of the Target PRSUs (and any right to receive additional PRSUs above the Target PRSUs) shall immediately terminate without consideration; provided that if the Executive’s employment with Sirius XM is terminated (x) by Sirius XM without “Cause” (as defined in the Employment Agreement), including a Company Non-Renewal Termination (as defined in the Employment Agreement) treated as a termination without Cause under Section 6(g)(ii) of the Employment Agreement, (y) by the Executive for “Good Reason” (as defined in the Employment Agreement), or (z) on account of Executive’s death or Disability (as defined in the Employment Agreement) (any such applicable date of termination, the “PRSU Termination Date”), in each case prior to the end of the Performance Period, then the Target PRSUs granted to the Executive under this Agreement, to the extent not previously settled, cancelled or forfeited, shall, subject to Section 4(b), become vested and, pursuant to Section 4(c), the Company shall issue, or cause there to be transferred, to the Executive the amount of Shares equal to the number of Target PRSUs granted to the Executive under this Agreement, as adjusted pursuant to Section 2, if applicable.

(b)            In the event the Executive’s employment with Sirius XM terminates by Sirius XM without Cause, by the Executive for Good Reason, or due to death or Disability, in each case prior to the last day of the Performance Period, the condition in Section 3(e) that the Executive be an employee of Sirius XM as of the last day of the Performance Period shall be waived in order to give effect to Section 4(a); provided that the Executive executes a release in accordance with Section 6(h) of the Employment Agreement (except that the Board may waive such requirement in the case of the Executive’s death).

(c)            The Company shall issue, or cause there to be transferred, to the Executive an amount of Shares representing the Target PRSUs (as adjusted pursuant to Section 2, if applicable) as provided in Section 4(a) on the 60th day following the Executive’s termination of employment, but in no event later than March 15th of the year following the year of such termination of employment.

5.            Non-transferable. The PRSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the PRSUs or of any right or privilege conferred hereby shall be null and void. In the event of the Executive’s death, any amounts owed to the Executive hereunder shall instead be paid to the Executive’s designated beneficiary (or, if none, to the Executive’s estate).

6.            Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of delivery of the Shares pursuant to this Agreement, collect from the Executive the amount of any such tax to the extent not previously withheld in any manner permitted by the Plan and the Company will satisfy any applicable withholding taxes by a net settlement procedure whereby the Company will withhold from issuance to the Executive a number of Shares otherwise deliverable to the Executive in settlement of any PRSUs having a Fair Market Value equal to the amount of tax required to be withheld unless the Executive timely remits payment to the Company to satisfy any applicable withholding taxes.

7.            No Rights of a Stockholder. The Executive shall not have any rights as a stockholder of the Company with respect to any Shares until the Shares have been issued. Once a PRSU vests and a Share is issued to the Executive pursuant to Sections 3 and 4, such PRSU is no longer considered a PRSU for purposes of this Agreement.

8.            Rights of the Executive. Neither this Agreement nor the PRSUs shall confer upon the Executive any right to, or guarantee of, continued employment with Sirius XM, or in any way limit the right of Sirius XM to terminate the Executive’s employment at any time, subject to the terms of the Employment Agreement.

9.            Professional Advice. The acceptance of the PRSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Executive. Accordingly, the Executive acknowledges that the Executive has been advised to consult the Executive’s personal legal and tax advisors in connection with this Agreement and the PRSUs.

10.           Agreement Subject to the Plan. This Agreement and the PRSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the same meanings as in the Plan. The Executive acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Executive agrees to review it and comply with its terms. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Executive with respect to the PRSUs. In the event of any conflict between this Agreement and the Plan, the Plan shall govern and prevail.

11.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. Any disputes arising from or relating to this Agreement shall be subject to arbitration pursuant to Section 19 of the Employment Agreement.

12.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius XM Holdings Inc. 1221 Avenue of the Americas 35th Floor New York, New York 10020 Attention: Chief Legal Officer Telecopier: (212) 584-5353

Executive:	Address on file at the office of Sirius XM

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

13.           Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

14.           Amendment. The rights of the Executive hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Executive’s consent.

15.           Section 409A. This Agreement and the PRSUs granted hereunder are intended to be exempt from Section 409A of the Code and the rules and regulations thereunder such as to avoid any additional taxation under Section 409A of the Code. Any ambiguity herein shall be interpreted in accordance with the foregoing.

16.           Clawback Provisions. Notwithstanding any other provision of this Agreement to the contrary, any incentive compensation received by the Executive (including any cash compensation, restricted stock, restricted stock units, stock options or equity-based compensation granted and/or shares issued with respect thereto, and/or any amount received with respect to any sale of any such shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Executive agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy, or any similar policy established by the Company that may apply to the Executive, and (b) any provision of applicable law, rule, or a securities exchange regulation relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Executive) or applicable law, rule, or a securities exchange regulation without further consent or action being required by the Executive. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM HOLDINGS INC.

By:
ANJALI SUD

[Signature Page to Award Agreement]

Annex A

[Performance Matrix]

Exhibit C

Sign-On RSU Award Agreement

(See Attached)

SIRIUS XM HOLDINGS INC.
2024 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated [DATE] (the “Grant Date”), is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and ANJALI SUD (the “Executive”).

1.            Grant of RSUs. Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan (the “Plan”), and the Employment Agreement, dated as of November 7, 2026 between Sirius XM Radio LLC and the Executive (the “Employment Agreement”), the Company hereby grants [___________] restricted stock units (“RSUs”) to the Executive. Each RSU represents the unfunded, unsecured right of the Executive to receive one share of common stock, par value $0.001 per share, of the Company (each, a “Share”) on the dates specified in this Agreement.

2.            Dividends. If on any date while RSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted hereunder to the Executive shall, as of the record date for such dividend payment, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Executive as of such record date hereunder, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq Global Select Market during the twenty (20)-trading day period preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Executive hereunder shall be increased by a number equal to the product of (1) the aggregate number of RSUs then held by the Executive hereunder on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of RSUs shall be adjusted as set forth in Section 4(b) of the Plan.

3.            Issuance of Shares subject to RSUs. (a) Subject to earlier issuance pursuant to the terms of this Agreement or the Plan, (i) on the Grant Date the Company shall issue, or cause there to be transferred, to the Executive [____] Shares representing an equal number of RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2, if applicable), (ii) on the first (1st) anniversary of the Effective Date (as defined in the Employment Agreement) (or if such date is not a business day, then on the next succeeding business day), the Company shall issue, or cause there to be transferred, to the Executive [____] Shares representing an equal number of RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2, if applicable), and (iii) on the second (2nd) anniversary of the Effective Date (or if such date is not a business day, then on the next succeeding business day), the Company shall issue, or cause there to be transferred, to the Executive [____] Shares, representing an equal number of RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2, if applicable), in each case, if the Executive continues to be employed full-time by Sirius XM Radio LLC or any of its subsidiaries or affiliates (collectively “Sirius XM”) on each of these dates, other than as specifically stated herein.

(b)            If the Executive’s employment with Sirius XM terminates for any reason, the RSUs shall immediately terminate without consideration; provided that if the Executive’s employment with Sirius XM is terminated (x) by Sirius XM without “Cause” (as defined in the Employment Agreement), including a Company Non-Renewal Termination (as defined in the Employment Agreement) treated as a termination without Cause under Section 6(g)(ii) of the Employment Agreement, (y) by the Executive for “Good Reason” (as defined in the Employment Agreement), or (z) on account of Executive’s death or Disability (as defined in the Employment Agreement), the RSUs, to the extent not previously settled, cancelled or forfeited, shall immediately become vested and the Company shall issue, or cause there to be transferred, to the Executive the amount of Shares equal to the number of RSUs granted to the Executive under this Agreement (to the extent not previously transferred, cancelled or forfeited), as adjusted pursuant to Section 2, if applicable. Any issuance of Shares pursuant to this Section 3(b) will occur on the 60th day following the Executive’s termination of employment, but in no event later than March 15th of the year following the year of such termination. In order for the Executive to receive any accelerated vesting pursuant to this Section 3(b), the Executive must execute a release in accordance with Section 6(h) of the Employment Agreement (except that the Board may waive such requirement in the case of the Executive’s death).

4.            Non-transferable. The RSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of RSUs or of any right or privilege conferred hereby shall be null and void. In the event of the Executive’s death, any amounts owed to the Executive hereunder shall instead be paid to the Executive’s designated beneficiary (or, if none, to the Executive’s estate).

5.            Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of delivery of the Shares pursuant to this Agreement, collect from the Executive the amount of any such tax to the extent not previously withheld in any manner permitted by the Plan and the Company will satisfy any applicable withholding taxes by a net settlement procedure whereby the Company will withhold from issuance to the Executive a number of Shares otherwise deliverable to the Executive in settlement of any RSUs having a Fair Market Value equal to the amount of tax required to be withheld unless the Executive timely remits payment to the Company to satisfy any applicable withholding taxes.

6.            No Rights of a Stockholder. The Executive shall not have any rights as a stockholder of the Company with respect to any Shares until the Shares have been issued. Once an RSU vests and a Share is issued to the Executive pursuant to Section 3, such RSU is no longer considered an RSU for purposes of this Agreement.

7.            Rights of the Executive. Neither this Agreement nor the RSUs shall confer upon the Executive any right to, or guarantee of, continued employment with Sirius XM or in any way limit the right of Sirius XM to terminate the Executive’s employment at any time, subject to the terms of the Employment Agreement.

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8.            Professional Advice. The acceptance of the RSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Executive. Accordingly, the Executive acknowledges that the Executive has been advised to consult the Executive’s personal legal and tax advisors in connection with this Agreement and the RSUs.

9.            Agreement Subject to the Plan. This Agreement and the RSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the same meanings as in the Plan. The Executive acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Executive agrees to review it and comply with its terms. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Executive with respect to the RSUs. In the event of any conflict between this Agreement and the Plan, the Plan shall govern and prevail.

10.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. Any disputes arising from or relating to this Agreement shall be subject to arbitration pursuant to Section 19 of the Employment Agreement.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius XM Holdings Inc. 1221 Avenue of the Americas 35th Floor New York, New York 10020 Attention: Chief Legal Officer Telecopier: (212) 584-5353

Executive:	Address on file at the office of Sirius XM

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

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12.            Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

13.            Amendment. The rights of the Executive hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Executive’s consent.

14.            Section 409A. This Agreement and the RSUs granted hereunder are intended to be exempt from Section 409A of the Code and the rules and regulations thereunder such as to avoid any additional taxation under Section 409A of the Code. Any ambiguity herein shall be interpreted in accordance with the foregoing.

15.            Clawback Provisions. Notwithstanding any other provision of this Agreement to the contrary, any incentive compensation received by the Executive (including any cash compensation, restricted stock, restricted stock units, stock options or equity-based compensation granted and/or shares issued with respect thereto, and/or any amount received with respect to any sale of any such shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Executive agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy, or any similar policy established by the Company that may apply to the Executive, and (b) any provision of applicable law, rule, or a securities exchange regulation relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Executive) or applicable law, rule, or securities exchange regulation without further consent or action being required by the Executive. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM HOLDINGS INC.

By:
ANJALI SUD

[Signature Page to Award Agreement]

Exhibit D

Release of Claims

(See Attached)

RELEASE OF CLAIMS

This Release of Claims (this “Release”) is agreed to by Anjali Sud (“Executive”) as follows:

1.            Executive’s employment with Sirius XM Radio LLC, a Delaware limited liability company (the “Company”), and Sirius XM Holdings Inc., a Delaware corporation (“Holdings”), is terminated as of [_____] (the “Termination Date”).

2.            Subject to Executive’s timely execution and non-revocation of this Release, Executive shall be provided severance benefits in accordance with the terms of the Employment Agreement between Executive and the Company, dated as of November 7, 2026 (the “Employment Agreement”) (the “Severance Benefits”). Executive acknowledges and agrees that Executive is entering into this Release in consideration of the Severance Benefits and that the Severance Benefits are more than Executive would be entitled to receive if Executive did not enter into this Release. Executive understands that Executive will not be eligible for any compensation or benefits following the Termination Date other than the Severance Benefits and Accrued Payments and Benefits (as defined in the Employment Agreement) and any rights to indemnification and to directors’ and officers’ liability insurance provided by the Company or Holdings or in accordance with applicable law.  Executive acknowledges and agrees that Executive has not suffered any job-related wrongs or injuries for which Executive might still be entitled to compensation, and Executive has been paid all wages, compensation and benefits that Executive was entitled to up to and including the date this Release is signed by Executive.

3.            Executive has and will continue to comply with the restrictions, obligations and acknowledgements set forth in Sections 7 and 8 of the Employment Agreement (such restrictions, obligations and acknowledgements, together, the “Restrictive Covenants”), and Executive expressly acknowledges that the Restrictive Covenants shall survive Executive’s termination of employment. Executive reaffirms the Restrictive Covenants (which include covenants with respect to confidentiality, non-competition, non-solicitation and non-disparagement), and the Restrictive Covenants are hereby incorporated into and form a part of this Release. Executive warrants that Executive has returned to the Company all property of the Company, Holdings and their respective parents, subsidiaries and affiliates (together, the “Company Group”, and references to the Company Group in this Release shall be considered references to each member of the Company Group) in Executive’s possession or control; provided, that Executive will be able to keep Executive’s cell phones, personal computers, personal contact list and the like so long as any Confidential Information (as defined in the Employment Agreement) is removed from such items.

4.            Executive, with the intention of binding Executive and Executive’s heirs, attorneys, agents, spouse and assigns, hereby irrevocably and unconditionally waives, releases and forever discharges the Company Group and its respective parents, subsidiaries and affiliates and its and their predecessors, successors, assigns, and its and their officers, directors, employees, stockholders, agents, servants, representatives and attorneys, and the predecessors, successors, heirs and assigns of each of them (collectively, the “Released Parties”), from any and all claims, actions, causes of action, rights, judgements, obligations, damages, demands, accountings, grievances and liabilities of any kind or character or nature whatsoever, whether known or unknown, suspected or claimed, that Executive ever had, now has, or claims to have against the Released Parties arising out of or relating to Executive’s employment with or separation from the Company Group, including but not limited to Executive’s termination of employment, by reason of any act or omission occurring before Executive’s execution of this Release, including, without limiting the generality of the foregoing: (i) any act, cause, matter or thing stated, claimed or alleged, or which was or which could have been alleged in any manner against the Released Parties prior to the execution of this Release; (ii) all claims for any payment under the Employment Agreement; (iii) all claims for discrimination, harassment or retaliation; and (iv) under the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the New York State Human Rights Law, the New York City Human Rights Law, the Americans with Disabilities Act, the Family and Medical Leave Act and the Employee Retirement Income Security Act, in each case as amended, as well as any and all claims arising out of any alleged contract of employment, whether written, oral, express or implied, or any other federal, state or local civil or human rights or labor law, ordinances, rules, regulations, guidelines, statutes, common law, contract or tort law; provided that nothing contained in this Release shall affect Executive’s rights: (1) to accrued vested benefits under employee benefit plans; (2) to indemnification or directors’ and officers’ liability insurance provided by the Company or Holdings or in accordance with applicable law; (3) that cannot be waived as a matter of law; (4) under the Employment Agreement that survive termination; (5) with respect to workmen’s compensation or similar claims under applicable law; (6) to the Severance Benefits payable under the Employment Agreement; or (7) to any equity awards that are vested, or that become vested or accelerated, in accordance with the terms of the Employment Agreement or the applicable award agreements. Subject to the foregoing proviso, Executive expressly waives all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims. Executive understands the significance of this Release of unknown claims and the waiver of statutory protection against a release of unknown claims.

5.            Pursuant to the OWBPA, Executive specifically waives all rights or claims that Executive has or may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621-634, as amended (“ADEA”), including, without limitation, those arising out of or relating to Executive’s employment with and separation from the Company Group, the termination of Executive’s employment on the Termination Date, and any events occurring prior to the execution of this Release. This Release is written in a manner calculated to be understood by Executive. In accordance with the ADEA, the Company specifically hereby advises Executive that: (i) Executive may and should consult an attorney before signing this Release; (ii) Executive has 21 days (or 45 days if part of a group termination) to consider this Release; and (iii) Executive has seven days following execution of this Release to revoke this Release. This Release shall not become effective until the 8th day after execution by Executive.

6.            Nothing in this Release prevents or precludes Executive from: (i) challenging or seeking a determination of the validity of this Release under the ADEA; (ii) filing an administrative charge of discrimination under any applicable statute or participating in any investigation or proceeding conducted by a governmental agency; (iii) making any disclosure of information required by law; (iv) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company Group’s legal, compliance, or human resources officers; or (v) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

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7.            Executive acknowledges that Executive may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release which, if known or suspected at the time Executive executes this Release, may have materially affected this Release and Executive’s decision to enter into it. Nevertheless, except to the extent expressly not waived as part of this Release, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

8.            Executive warrants that Executive has not made any assignment, transfer, conveyance or alienation of any potential claim, cause of action or any right of any kind whatsoever, including but not limited to, potential claims and remedies for discrimination, harassment, retaliation or wrongful termination, and that no other person or entity of any kind has had, or now has, any financial or other interest in any of the demands, obligations, causes of action, debts, liabilities, rights, contracts, damages, costs, expenses, losses or claims that could have been asserted by Executive against any Released Party.

9.            This Release shall not be construed as an admission by any Released Party of any violation, liability or wrongdoing, and shall not be admissible in any proceeding as evidence of or an admission by any Released Party of any violation or wrongdoing.

10.            Sections 11 through 24 of the Employment Agreement shall be incorporated herein by reference as if set forth herein mutatis mutandis.

11.             Executive may take up to 21 days after receipt of this Release to review and sign this Release. Executive is free to sign this Release at any time after receiving it, without using the entire review period. Executive is encouraged, during the review period and before signing this Release, to consult with an attorney as to this Release’s meaning and implications. Executive understands that Executive may revoke this Release within seven days following Executive’s execution of this Release by notice to the Company in accordance with Section 16 of the Employment Agreement.

12.            By signing this Release, Executive represents that Executive has been afforded a reasonable period of time within which to consider the terms of this Release, that Executive has read this Release, and Executive is fully aware of its legal effects. Executive further represents and warrants that Executive has entered into this Release knowingly and voluntarily, without any mistake, duress, coercion or undue influence, and that Executive has been advised by the Company to, and Executive has been provided the opportunity to, review this Release with an attorney of Executive’s own choosing. Executive acknowledges, further, that Executive is executing this Release of Executive’s own volition and with the intention of releasing all claims recited herein in exchange for the consideration described in this Release, which Executive acknowledges is adequate and satisfactory to Executive. None of the Company Group or its agents, representatives or attorneys have made any representations to Executive concerning the terms or effects of this Release other than those contained herein.

[Signature Page to Follow]

D-3

IN WITNESS WHEREOF, Executive has executed this Release as of the respective date set forth below.

EXECUTIVE

Name: Anjali Sud
Date:

NOTE: DO NOT SIGN THIS RELEASE BEFORE THE TERMINATION DATE.

[Signature Page to Release Agreement]